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                                       EXHIBIT 11

                 STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                      Three Months         Nine Months
                                                          Ended               Ended
                                                      September 30,       September 30,
                                                           1997                1997
                                                       -----------         -----------
Net Income ....................................        $   290,485         $   770,266
                                                       ===========         ===========

Weighted average shares outstanding ...........            963,798           1,006,123

Reduction for common shares not yet
     released by Employees Stock Ownership Plan            (76,441)            (80,937)

Common stock equivalents due to dilutive
     effect of stock options ..................             14,286               9,911
                                                       -----------         -----------

Total weighted average common shares and
     equivalents outstanding ..................            901,643             935,097
                                                       ===========         ===========

Primary earning per share .....................        $      0.32         $      0.82
                                                       ===========         ===========

Total weighted average common .................            901,643             935,097
     shares and equivalents outstanding
     for primary computation

Additional  dilutive  shares  using the end
     of period  market  value  versus the
     average market value when applying the
     treasury stock method ....................              4,122*              8,497
                                                       -----------         -----------

Total weighted average common shares and
     equivalents outstanding for fully diluted
     computation ..............................            905,765             943,594
                                                       ===========         ===========

 Fully diluted earnings per share .............        $      0.32         $      0.82
                                                       ===========         ===========
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* Note: If the average share price is greater than the ending price, use average price for both primary and fully diluted calculation.